UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2019

ACELRX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35068	41-2193603
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

351 Galveston Drive
Redwood City, CA 94063
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 216-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2018 Bonus Payments and 2019 Base Salaries for Named Executive Officers

On February 10, 2019, the Board of Directors (the “Board”) of AcelRx Pharmaceuticals, Inc. (the “Company”), based upon the recommendation of the Compensation Committee of the Board, approved (1) bonus payments for 2018 performance under the Company’s established 2018 Cash Bonus Plan and (2) 2019 base salaries (effective retroactively to January 1, 2019), in each case for the Company’s named executive officers (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission, the “NEOs”) in the amounts set forth in the table below.

Named Executive Officer	2018 Bonus	2019 Base Salary
Vincent J. Angotti, Chief Executive Officer	$330,000	$618,000
Pamela P. Palmer, M.D., Ph.D., Chief Medical Officer	$190,842	$481,800
Raffi Asadorian, Chief Financial Officer	$160,000	$430,000
Badri Dasu, Chief Engineering Officer	$119,534	$351,800
Lawrence G. Hamel, Chief Development Officer	$119,534	$351,800

Stock Option Grants and Restricted Stock Units

On February 10, 2019, the Board, based upon the recommendation of the Compensation Committee of the Board, approved stock option grants (“Stock Options”) and restricted stock units (“RSUs”) for the NEOs under the Company’s 2011 Equity Incentive Plan (the “Plan”). The Stock Options and RSUs were granted to such officers in consideration of their services to the Company. The Stock Options are evidenced by a Stock Option Grant Notice, Notice of Exercise and Option Agreement (together, the “Stock Option Agreement”), which, together with the Plan, set forth the terms and conditions of the Stock Options. The RSUs are evidenced by a Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement (together, the “RSU Agreement”), which, together with the Plan, set forth the terms and conditions of the RSUs.

Under the Plan and the RSU Agreement, each RSU represents a nontransferable right to receive one share of the Company’s Common Stock (subject to adjustment for certain specified changes in the capital structure of the Company). In the event that one or more RSUs vest, the Company will deliver one share of the Company’s Common Stock for each RSU that has vested. The RSUs will vest, if at all, upon meeting certain vesting conditions, provided that vesting will cease upon the recipient’s termination of Continuous Service (as defined in the Plan). The number of Stock Options and RSUs granted to the NEOs on February 11, 2019 are set forth in the table below, along with a brief description of the vesting conditions applicable to such Stock Options and RSUs.

Named Executive Officer	Stock Options(1)	Restricted Stock Units(2)
Vincent J. Angotti, President and Chief Executive Officer	400,000	200,000
Pamela P. Palmer, M.D., Ph.D., Chief Medical Officer	137,500	68,750
Raffi Asadorian, Chief Financial Officer	137,500	68,750
Badri Dasu, Chief Engineering Officer	100,000	50,000
Lawrence G. Hamel, Chief Development Officer	100,000	50,000

(1)

The vesting commencement date of the Stock Options was February 11, 2019. The Stock Options shall vest as follows: one-fourth (1/4) shall vest on the one year anniversary of the vesting commencement date, and then 1/48th of the shares shall vest on each of the 36 months thereafter, in all cases subject to the NEO’s Continuous Service (as defined in the Plan).

(2)

The vesting commencement date of the RSUs was February 11, 2019. The RSUs shall vest over three years: one-third (1/3) on each anniversary of the vesting commencement date, in all cases subject to the NEO’s Continuous Service (as defined in the Plan).

The foregoing is only a brief description of the material terms of the Stock Options and RSUs, does not purport to be complete and is qualified in its entirety by reference to the Plan, the form of Stock Option Agreement and the form of RSU Agreement under the Plan, copies of which are filed as Exhibit 10.4, Exhibit 10.5 and Exhibit 10.6, respectively, to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 9, 2018.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2019	ACELRX PHARMACEUTICALS, INC.

	By:	/s/ Raffi Asadorian
Raffi Asadorian
Chief Financial Officer